UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2004

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-32085	36-4392754
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2401 Commerce Drive Libertyville, Illinois		60048
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 847-680-3515

Not Applicable

(Former name or former address, if changed since last year)

Item 5. Other Events.

On August 19, 2004, Allscripts Healthcare Solutions issued a press release announcing the formation of a strategic partnership with Medem, Inc. (“Medem”), a physician-patient communications network, founded and governed by the American Medical Association (the “AMA”) and other medical societies, effective August 12, 2004. Attached as Exhibit 99.1 is a copy of the press release, which is incorporated herein by reference. A summary of the principal terms of the transaction, which include the acquisition of both convertible debt and equity of Medem by Allscripts, LLC, a wholly-owned subsidiary of Allscripts (“Allscripts”), is set forth below.

Note Purchase

Pursuant to the terms of a Convertible Secured Promissory Note Purchase Agreement (the “Note Purchase Agreement”) by and among Medem, Allscripts, the AMA and certain other investors named therein (the “Co-Investors”), Allscripts has acquired a convertible secured promissory note in the aggregate principal amount of $2,100,000 under which Medem may borrow up to $2,100,000 from Allscripts. Medem has also issued convertible secured promissory notes having an aggregate principal amount of $1,400,000 million to the Co-Investors under which Medem may borrow up to $1,400,000 from the Co-Investors. In addition, Medem will issue to the AMA convertible secured promissory notes having an aggregate principal amount of up to $600,000 in exchange for the value of goods and services to be provided by the AMA to Medem. After the issuance of any such convertible secured promissory notes to the AMA, Allscripts will have the option to purchase additional convertible secured promissory notes in such amounts that will maintain Allscripts’ ownership percentage (on a fully-diluted, as-converted basis) of Medem’s common stock after giving effect to the issuances and conversion of any such convertible secured promissory notes issued to the AMA. All of the convertible secured promissory notes issued in connection with this transaction are referred to herein as the “Notes.”

The Notes, which bear interest at an annual rate of 3.0%, become due and payable upon the earlier to occur of (i) a sale of Medem (whether via a stock or asset sale or merger) or the filing of a registration statement with the SEC for public offering of any class of securities of Medem (a “Liquidity Event”), and (ii) August 12, 2007. The outstanding principal balance and all accrued interest under the Notes may not be prepaid without the prior written consent of the holders of at least 51.0% of Medem’s common stock issued or issuable upon conversion of the Notes. In addition, upon consummation of a Liquidity Event, each Note holder will receive, as a premium in addition to the repayment of the outstanding principal and interest due and payable under such Note, an amount equal to two (2) times the maximum amount that Medem may borrow under such Note (i.e., $4,200,000 with respect to the Note issued to Allscripts).

At any time on or prior to maturity, Allscripts may convert all (but not a portion) of the Notes into 2,100,000 million shares of Medem’s Series A Common Stock. Notes issued to the Co-Investors and the AMA are convertible on similar terms. The Note purchased by Allscripts is convertible into approximately 25.2% of all of the capital stock of Medem (calculated on an as-converted, fully-diluted basis) and approximately

47.5% of the voting capital stock. The obligations under the Notes are secured by a first priority security interest in all of Medem’s assets.

Borrowings under the Notes are not permitted (i) more than once per calendar quarter, (ii) later than the forty-fifth (45th) day after the end of the previous calendar quarter, and (iii) in amounts greater than $750,000 per calendar quarter, without the prior written consent of Allscripts and the majority of the Co-Investors. In addition, in order for Medem to make borrowings under the Notes (A) Medem must have satisfied certain revenue targets for each applicable calendar quarter, (B) the Chief Executive Officer of Medem must be Dr. Edward Fotsch, MD, (C) there must be no event of default under the Note Purchase Agreement, and (D) there must be no material adverse change in the business, operations, properties, financial condition or operating results of Medem since the closing. All borrowings under the Notes are to be made proportionately under all of the Notes based on the principal amount of Notes purchased by each of Allscripts and the Co-Investors. Upon the conversion of the Notes issued to Allscripts and the Co-Investors, Medem may draw any remaining unfunded amounts under such Notes immediately prior to the conversion thereof.

Share Purchase

In connection with the transactions described above, Allscripts, J.H. Whitney IV, L.P. (“Whitney”) and Medem entered into a Share Purchase Agreement pursuant to which Allscripts purchased 10,082 shares of Medem’s Series A Common Stock (which represents approximately 0.1% of all of the capital stock of Medem and approximately 0.2% of the voting capital stock (calculated on an as-converted, fully-diluted basis)) and 90,736 shares of Medem’s Series B Common Stock (which represents approximately 1.1% of all of the capital stock of Medem and approximately 2.3% of the non-voting capital stock (calculated on an as-converted, fully-diluted basis)) from Whitney for an aggregate purchase price equal to $500,000 in cash. Allscripts intends to account for its equity investment under the cost method of accounting.

In addition, pursuant to the terms of such agreement, Allscripts has a three-year option to acquire the balance of Whitney’s interest in Medem (the “Whitney Share Option”), represented by 117,897 shares of Series A Common Stock (which represents approximately 1.4% of all of the capital stock of Medem and approximately 2.7% of the voting capital stock (calculated on an as-converted, fully-diluted basis)) and 1,061,077 shares of Series B Common Stock (which represents approximately 12.7% of all of the capital stock of Medem and approximately 27.2% of the non-voting capital stock (calculated on an as-converted, fully-diluted basis)), for an aggregate price of $600,000. If Allscripts does not exercise the Whitney Share Option prior to its expiration, Medem, has the option to purchase some or all of the shares of common stock underlying the Whitney Share Option for the same price per share and on the same terms. If Medem does not exercise such option, the AMA and the Co-Investors will have the same option.

Share Ownership

If Allscripts converts all of its Notes and exercises the Whitney Share Option, it will own 2,227,979 shares of Medem’s Series A Common Stock (voting) and 1,151, 814 shares of Medem’s Series B Common Stock (non-voting) which represents approximately 40.5% of all of the capital stock of Medem (calculated on an as-converted, fully-diluted basis), approximately 50.4% of the voting capital stock and approximately 29.5% of the non-voting capital stock.

Item 7(c). Exhibits.

Exhibit 99.1	Press Release dated August 19, 2004.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

By:	/s/ William J. Davis
William J. Davis
Chief Financial Officer

Date: August 19, 2004

INDEX TO EXHIBITS

Exhibits
Exhibit 99.1	Press Release dated August 19, 2004.